TRAC Intermodal Reports 2013 Earnings

PRINCETON, N.J., March 19, 2014 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, will present its 2013 earnings and financial results on Thursday, March 20, 2014 at 9:00 a.m. Eastern Daylight Savings Time. Dial in information for the conference call can be accessed as follows:
https://cossprereg.btci.com/prereg/key.process?key=PL68RFG7E

Presentation materials to be used by management on the conference call are available on the "Investors" section of the Company's website. The Company's financial statements are attached as an exhibit to this press release. An on-demand audio replay of the conference call will also be available on the Company's website within 24 hours of the call. This earnings announcement, as well as additional detailed financial information, is contained in the "Investors" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is the world's largest provider of marine and domestic chassis, measured by total assets, operating throughout the United States, Canada and Mexico. TRAC Intermodal provides long term chassis leasing and short term rentals through extensive chassis pool programs and pool/fleet management through the utilization of its proprietary PoolStat® system. TRAC Intermodal's fleet consists of approximately 309,000 chassis. TRAC Intermodal has a broad operating footprint with 563 marine, 152 domestic and 61 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report to be filed on Form 10-K, Current Reports on Form 8-K and our Registration Statement on Form S-4. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

Media Requests:
David Hamm
dhamm@tracintermodal.com
+1 609.986.0260

TRAC Intermodal LLC
211 College Rd East
Princeton, NJ 08540
www.tracintermodal.com